THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION THEREFROM. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

OSAGE EXPLORATION AND DEVELOPMENT, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: A-4	Number of Shares: 1,125,000
CUSIP No.: 68771Q106	(subject to adjustment)

Date of Issuance: April 8, 2008

Osage Exploration and Development, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sunstone Corporation, an Oklahoma corporation, the registered holder hereof or its permitted assigns is entitled, subject to the terms and conditions set forth below, to purchase from the Company upon surrender of this Warrant (as defined below), at any time or times on or after the date hereof, but not after 5:00 p.m., Eastern Time, on the Expiration Date (as defined below), 1,125,000 fully paid nonassessable shares of Common Stock (as defined below) of the Company at the Exercise Price per share provided in Section 1(c) of this Warrant, subject to adjustment as provided below.

Section 1.  Definitions.  The following terms as used in this Warrant shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are required by law or executive order to remain closed.

(b) “Common Stock” means (i) the common stock, $0.0001 par value per share, of the Company, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(c) “Exercise Price” shall be equal to $1.25, subject to further adjustment as hereinafter provided.

(d) “Expiration Date” means April 8, 2013 or, if such date does not fall on a Business Day or on a Trading Day, then the next Business Day.

(e) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a joint stock company, a trust, an unincorporated organization or association and a government or any department or agency thereof.

(f) “Principal Market” means the principal securities exchange or trading market for the Common Stock.

(h) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(i) “Trading Day” shall mean (x) a day on which the Principal Market is open for business or (y) if the applicable security is not so listed on a Principal Market or admitted for trading or quotation, a Business Day.

(j) “Warrant” means this Warrant and all warrants issued in exchange, transfer or replacement thereof.

(k) “Warrant Shares” means all shares of Common Stock issuable upon exercise of the Warrants.

Section 2.  Exercise of Warrant.

(a)  Subject to the terms and conditions hereof, including the early termination of this Warrant pursuant to Section 3(b) of this Warrant, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 5:00 p.m., Eastern Time, on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto or a reasonable facsimile thereof (the “Exercise Notice”), to the Company, of such holder’s election to exercise all or a portion of this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or delivery of a certified check or bank draft payable to the order of the Company or wire transfer of immediately available funds and (iii) the surrender of this Warrant to a common carrier for overnight delivery to the Company as soon as practicable following such date (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction, or an affidavit of lost Warrant, in accordance with Section 11); provided, however, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 8 of this Warrant shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall use its best efforts on or before the third Business Day, but in no event later than the fifth Business Day (the “Warrant Share Delivery Date”) following the date of receipt by the Company of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction, or an affidavit of lost Warrant, in accordance with Section 11) (the “Exercise Delivery Documents”), (A) at the holder’s request, to credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system or (B) to issue and deliver to the address as specified in the Exercise Notice, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled upon such exercise. Upon delivery of the Exercise Delivery Documents, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determination or arithmetic calculation to the holder via facsimile within two (2) Business Days after receipt of the holder’s Exercise Notice. If the holder and the Company are unable to agree upon the determination of the Exercise Price or arithmetic calculation of the number of Warrant Shares within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Exercise Price or the Closing Price (as defined in Section 9(f) of this Warrant) to an independent, reputable investment banking firm selected jointly by the Company and the holder or (ii) the disputed arithmetic calculation of the number of Warrant Shares to its independent, outside auditor. The Company shall cause the investment banking firm or the outside auditor, as the case may be, to perform the determination or calculation and notify the Company and the holder of the results no later than ten (10) Business Days from the time it receives the disputed determination or calculation. Such investment banking firm’s or outside auditor’s determination or calculation, as the case may be, shall be deemed conclusive absent manifest error. All fees and expenses of such determinations shall be borne solely by the Company.

(b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable but in no event later than five (5) Business Days after any exercise (the “Warrant Delivery Date”) and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

(c) Notwithstanding anything contained in this Warrant to the contrary, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant or to distribute certificates which evidence such fractional shares. In lieu of any fractional shares, there shall be paid to the holder an amount of cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 2(c) of this Warrant, the current market value of a share of Common Stock shall be the Closing Price of a share of Common Stock for the Trading Day immediately prior to the date of such exercise or if not listed on a Principal Market, then as determined in good faith by a majority of the Company’s Board of Directors, whose determination shall be final, binding and conclusive. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of all Warrants so presented.

(d) If the Company shall fail for any reason or for no reason (except in the case of a dispute as to the Exercise Price or the Closing Price which is being resolved in accordance with Section 2(a) of this Warrant) to issue to the holder on or before the Warrant Share Delivery Date, a certificate for the number of shares of Common Stock to which the holder is entitled or to credit the holder’s or its designee’s balance account with DTC, in accordance with Section 2 of this Warrant, for such number of shares of Common Stock to which the holder is entitled upon the holder’s exercise of this Warrant or a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to Section 2(b) of this Warrant, the Company shall, in addition to any other remedies under this Warrant or otherwise available to such holder, pay as additional damages in cash to such holder on each day after the Warrant Share Delivery Date if such exercise is not timely effected and/or each day after the Warrant Delivery Date if such Warrant is not delivered, as the case may be, an amount equal to one-half percent (0.5%) per month multiplied by the product of (I) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Warrant Share Delivery Date and to which such holder is entitled and, in the event the Company has failed to deliver a Warrant to the holder on or prior to the Warrant Delivery Date and to which such holder is entitled, the number of shares of Common Stock issuable upon exercise of the Warrant as of the Warrant Delivery Date and (II) the Closing Price of the Common Stock on the Warrant Share Delivery Date, in the case of failure to deliver Common Stock, or on the Warrant Delivery Date, in the case of failure to deliver a Warrant, provided that if the Common Stock is not listed on a Principal Market, then the Closing Price shall be as determined in good faith by a majority of the Company’s Board of Directors, whose determination shall be final, binding and conclusive.

(e) If the Company completes an Equity Offering (as defined in the Membership Interest Purchase Agreement dated April 8, 2008 between Sunstone Corporation and the Company), the holder of this Warrant may at the holder’s election, exchange this Warrant for a replacement Warrant in the form of those issued in such Equity Offering. To effect such exchange, the holder shall deliver this Warrant together with a notice of the Holder’s election to exchange the Warrant for such replacement warrant to the Company in the manner provided in this Section 2 for exercise of the Warrant. Upon receipt of such documents, the Company shall, as soon as practicable but in no event later than five (5) Business Days after such receipt and at its own expense, issue to the holder a new warrant to purchase the number of shares of Common Stock set forth herein at the price and on the terms specified in these warrants issued in the Equity Offering.

Section 3.  Date; Duration. The date of this Warrant is April 8, 2008 (the “Warrant Date”). This Warrant, in all events, shall be wholly void and of no effect at 5:00 pm, Eastern Time, on the Expiration Date or the Termination Date (as defined below), if applicable, as the case may be, except that notwithstanding any other provisions hereof, the provisions of Section 8(c) of this Warrant shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

Section 4.  Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(a) Issuance of Warrants and Warrant Shares. This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will, upon issuance, be, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and shall not be subject to preemptive rights or other similar rights of shareholders of the Company. All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and payment hereof, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Company with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(b) Reservation of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company will take all actions reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred ten percent (110%) of the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares upon exercise of all of the Warrants without regard to any limitations on conversions or exercise.

(c) Listing. The Company shall promptly use reasonable efforts to secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon the Principal Market upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall use reasonable efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock issuable from time to time upon the exercise of this Warrant; and the Company shall use reasonable efforts to list on the Principal Market and shall use reasonable efforts to maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).

(d) Certain Actions. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) will take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company’s Articles of Incorporation and available for the purpose of issue upon such exercise.

(e) Obligations Binding on Successors. This Warrant will be binding upon any entity succeeding to the Company in one or a series of transactions by merger, consolidation or acquisition of all or substantially all of the Company’s assets or other similar transactions.

Section 5.  Taxes.

(a) The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Notwithstanding any other provision of this Warrant or any other Transaction Document, for income tax purposes, any assignee or transferee shall agree that the Company and the Company’s Transfer Agent shall be permitted to withhold from any amounts payable to such assignee or transferee any taxes required by law to be withheld from such amounts. Unless exempt from the obligation to do so, each assignee or transferee shall execute and deliver to the Company or the Transfer Agent, as applicable, a properly completed Form W-8 or W-9, indicating that such assignee or transferee is not subject to back-up withholding for United States Federal income tax purposes. Each assignee or transferee that does not deliver such a form pursuant to the preceding sentence shall have the burden of proving to the Company’s reasonable satisfaction that it is exempt from such requirement.

Section 6.  Warrant Holder Not Deemed a Shareholder. Except as otherwise specifically provided herein, prior to the exercise of the Warrants represented hereby, the holder of this Warrant shall not be entitled, solely by virtue of this Warrant, to any rights of a shareholder of the Company, including, without limitation, the right to vote or to consent to any action of the shareholders of the Company, to receive dividends or other distributions, to exercise any preemptive right or to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders of the Company, or to receive any notice of any proceedings of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 7.  Compliance with Securities Laws.

(a) The holder of this Warrant, by the acceptance hereof, represents and warrants that (i) it is acquiring this Warrant and (ii) upon exercise of this Warrant will acquire the Warrant Shares then issuable upon exercise thereof for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act and was not organized for the specific purpose of acquiring the Warrants or Warrant Shares.

(b) This Warrant and all the Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws or any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall direct the Agent (in the case of Warrants) to issue a new Warrant or Warrant(s) of like tenor and exercisable for the same number of Warrant Shares, or the Transfer Agent (in the case of Warrant Shares) to issue a certificate or certificates representing Warrant Shares, as appropriate, without such legends to the holder of the Warrant(s) or Warrant Shares upon which they are stamped, (i) if such Warrant(s) or Warrant Shares are registered for resale under the Securities Act and are transferred or sold pursuant to such registration, (ii) if, pursuant to a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the Warrant(s) or Warrant Shares may be made without registration under the Securities Act, or (iii) the provisions of Rule 144 of the Securities Act permit such removal. The Company shall not require such opinion of counsel for the sale of Warrant(s) or Warrant Shares in accordance with Rule 144 of the Securities Act, provided the seller provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144.

Section 8.  Ownership and Transfer.

(a) The Company shall maintain at its principal corporate office (or such office or agency of the Company as the Company may designate by notice to the holder hereof), a register for this Warrant (the “Warrant Register”), in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Warrant is registered on the Warrant Register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b) This Warrant and all rights hereunder shall be assignable and transferable by the holder hereof without the consent of the Company upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B attached hereto) at the principal corporate trust office of the Company (or such office or agency of the Company as the Company may designate in writing to the holder hereof).

Section 9.  Adjustment of Exercise Price and Number of Shares Issuable. The Exercise Price, the number of Warrant Shares issuable upon the exercise of each Warrant, and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 9.

(a) In case the Company shall hereafter pay a dividend in shares of Common Stock, or make a distribution of shares of Common Stock, to all holders of the outstanding Common Stock, the Exercise Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 9(f) of this Warrant) fixed for such determination and (ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction in the Exercise Price to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 9(a) of this Warrant is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

(b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 9(f) of this Warrant) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect at the opening of business on the date after such Record Date by a fraction (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price and (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Company’s Board of Directors.

(d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 9(a) of this Warrant applies) or evidences of its indebtedness or other assets (including securities, but excluding (1) any rights or warrants referred to in Section 9(c) of this Warrant and (2) dividends and distributions paid exclusively in cash (except as set forth in Sections 9(e) and 9(f) of this Warrant (the foregoing hereinafter in this Section 9(d) called the “Securities”)), unless the Company elects to reserve such Securities for distribution to the holders upon exercise of the Warrants so that any such holder converting Warrants will receive upon such exercise, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had exercised its Warrants into Common Stock immediately prior to the Record Date for such distribution of the Securities, then, in each such case, the Exercise Price shall be reduced so that the same shall be equal to the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction (i) the numerator of which shall be the Current Market Price (as defined in Section 9(f) of this Warrant) on such date less the fair market value (as determined in good faith by the Company’s Board of Directors, whose determination shall be conclusive) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and (ii) the denominator of which shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as determined in good faith by the Company’s Board of Directors, whose determination shall be conclusive) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion of a Warrant (or any portion thereof) the amount of Securities such holder would have received had such holder converted such Warrant (or portion thereof) immediately prior to such Record Date.

In the event that such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such dividend or distribution had not been declared. If the Company’s Board of Directors determines the fair market value of any distribution for purposes of this Section 9(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 9(f) of this Warrant to the extent possible, unless the Company’s Board of Directors determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the holders.

In the event that the Company implements a new shareholder rights plan, such rights plan shall provide that upon exercise of the Warrants the holders will receive, in addition to the Common Stock issuable upon such exercise, the rights issued under such rights plan (as if the holder had exercised the Warrant prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of exercise). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 9(d).

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable, and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 9(d) (and no adjustment to the Exercise Price under this Section 9(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Exercise Price under this Section 9(d), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Exercise Price shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 9(d) and Sections 9(a) and (c) of this Warrant, any dividend or distribution to which this Section 9(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 9(a) or (c) of this Warrant applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 9(c) of this Warrant applies (and any Exercise Price reduction required by this Section 9(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exercise Price reduction required by Sections 9(a) and (c) of this Warrant with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of shareholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determination” and “Record Date” within the meaning of Section 9(a) of this Warrant and as “the date fixed for the determination of shareholders entitled to receive such rights or warrants,” “the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants” and “such Record Date” within the meaning of Section 9(c) of this Warrant and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 9(a) of this Warrant.

(e) Subject to the provisions of Section 9(i), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 10 of this Warrant applies or as part of a distribution referred to in Section 9(d) of this Warrant), the Exercise Price shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the amount of such cash distributed to all holders of its Common Stock, and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon exercise of a Warrant (or any portion thereof) the amount of cash such holder would have received had such holder exercised such Warrant (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

(f) For purposes of this Section 9, the following terms shall have the meanings indicated:

(1) “Closing Price” with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Principal Market.

(2) “Current Market Price” shall mean the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Price pursuant to Section 9(a), (b), (c), (d) or (e) of this Warrant occurs during such ten (10) consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Exercise Price is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Price pursuant to Section 9(a), (b), (c), (d) or (e) of this Warrant occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Exercise Price is so required to be adjusted as a result of such other event, and (3) if the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Company’s Board of Directors in a manner consistent with any determination of such value for purposes of Section 9(d) of this Warrant, whose determination shall be conclusive) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date. For purposes of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective. Notwithstanding the foregoing, whenever successive adjustments to the Exercise Price are called for pursuant to this Section 9, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 9 and to avoid unjust or inequitable results as determined in good faith by the Company’s Board of Directors.

(3) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

(4) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Company’s Board of Directors or by statute, contract or otherwise).

(g) The Company may make such reductions in the Exercise Price, in addition to those required by Section 9(a), (b), (c), (d) or (e) of this Warrant, as the Company’s Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(h) To the extent permitted by applicable law, the Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during such period and the Company’s Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Exercise Price is reduced pursuant to the preceding sentence, the Company shall mail or cause to be mailed to the holder of each Warrant at his last address in the Warrant Register a notice of the reduction at least five (5) days prior to the date the reduced Exercise Price is to take effect, and such notice shall state the reduced Exercise Price and the period during which it will be in effect.

(i) No adjustment in the Exercise Price shall be required under this Section 9 unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 9(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value of the Common Stock.

(j) Notice to Holders of Warrants Prior to Certain Actions. In case:

(1) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Exercise Price pursuant to this Section 9; or

(2) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(3) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change from par value to no par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale and transfer of all or substantially all of the assets of the Company; or

(4) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall mail or cause to be mailed to the holder at such address appearing in the Warrant Register as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In addition, whenever the Exercise Price is adjusted as provided in this Section 9, the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Price to the holder of each Warrant at his last address in the Warrant Register within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

(k) In any case in which this Section 9 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fractions of shares of Common Stock pursuant to Section 2(c) of this Warrant.

(l) For purposes of this Section 9, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(m) Upon each adjustment of the Exercise Price pursuant to this Section 9, each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment. The adjustment pursuant to this Section 9(m) to the number of shares of Common Stock purchasable upon exercise of a Warrant shall be made each time an adjustment of the Exercise Price is made pursuant to this Section 9 (or would be made but for Section 9(k) of this Warrant).

Section 10.  Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (other than as a result of a change in name, a change in par value or a change in the jurisdiction of incorporation), (iii) any statutory exchange, as a result of which holders of Common Stock generally shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (such transaction, a “Statutory Exchange”), or (iv) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing person, as the case may be, shall issue a replacement Warrant providing that such Warrant shall be exercisable for the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon exercise of such Warrants (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available for issuance upon exercise of all such Warrants) immediately prior to such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, that holders of Common Stock who were entitled to vote or consent to such transaction had as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 10, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such replacement Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 9 of this Warrant. If, in the case of any such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock shall include shares of stock or other securities and assets of a corporation other than the successor or purchasing person, as the case may be, in such reclassification, change, consolidate, merger, combination, Statutory Exchange, sale or conveyance, then such replacement Warrant shall also be executed by such other person and shall contain such additional provisions to protect the interests of the holder of the Warrants as the Company’s Board of Directors shall reasonably consider necessary by reason of the foregoing. The Exercise Price for the stock and other securities, property and assets (including cash) so receivable upon such event shall be an amount equal to the Exercise Price immediately prior to such event.

The Company shall mail or cause to be mailed such replacement Warrant to each holder of Warrants, at such holder’s address appearing in the Warrant Register within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such replacement Warrant.

The above provisions of this Section 10 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

If this Section 10 applies to any event or occurrence, Section 9 of this Warrant shall not apply.

Section 11.  Lost, Stolen, Mutilated or Destroyed Warrants. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking or other form of security reasonably acceptable to the Company (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. In every case, the applicant for a replacement Warrant shall furnish to the Company such security or indemnity as may be reasonably required by the Company to save it harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company evidence to its satisfaction of the destruction, loss or theft of the applicant’s Warrant and of the ownership thereof. Upon the issuance of any replacement Warrant, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

Section 12.  Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile; or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. If notice is to be sent to the Company, the holder shall use its reasonable best efforts to provide additional copies to the individuals listed below; provided, however, that the failure of such holder to send such additional copies shall in no way limit the effectiveness of any notice sent to the Company as provided for below. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Osage Exploration and Development, Inc.
2445 Fifth Avenue, Suite 310
San Diego, CA 92101
Telephone: (619) 677-3956
Facsimile: (619) 677-3964
Attention: Ran Furman
Email: ran.furman@gmail.com

If to a holder of this Warrant, to it at the address and facsimile number set forth on the Warrant Register. Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 13.  Amendments. This Warrant and any term hereof may be amended, changed, waived, discharged, or terminated only by an instrument in writing signed by the Company and the holder of this Warrant. No waivers of any term, condition or provision of this Warrant in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

Section 14.  Governing Law; Jurisdiction; Waiver of Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Oklahoma, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Oklahoma or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Oklahoma. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Oklahoma City, Oklahoma, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant in that jurisdiction or the validity or enforceability of any provision of this Warrant in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 15. Descriptive Headings. The headings of this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of day and year first above written.

OSAGE EXPLORATION AND DEVELOPMENT, INC.

By:
Kim Bradford
Chairman, President and CEO

EXHIBIT A TO WARRANT

FORM OF EXERCISE NOTICE

The undersigned holder hereby exercises the right to purchase ______________ shares of Common Stock (“Warrant Shares”) of Osage Exploration and Development, Inc. a Delaware corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Payment of Exercise Price. The holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

2. Sale of Warrant Shares. The holder of this warrant has sold or will sell the shares of common stock issuable pursuant to this Notice pursuant to a registration statement or an exemption from registration under the Securities Act of 1933, as amended.

3. Private Placement Representations. The holder of this Warrant confirms the continuing validity of, and reaffirms as of the date hereof, its representations and warranties set forth in Section 7 of the Warrant.

Date: _______________, ____

Name of Registered	Tax ID of Registered Holder
Holder	(if applicable)

By:

Name:

Title:

EXHIBIT B TO WARRANT

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Tax ID No. __________, a warrant to purchase ____________ shares of the capital stock of Osage Exploration and Development, Inc., a Delaware corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated: _________, ______

________________________________________

By:___________________________________________

Name:_________________________________________

Title:__________________________________________

Taxpayer I.D. No. or Soc. Sec. No:

________________________________________

Address:
________________________________________
________________________________________
________________________________________

Name in which new Warrant(s) should be registered:

Right to Purchase No. of Shares of Common Stock: _________________

Name: _________________________________________

Taxpayer I.D. No. or Soc. Sec. No: ______________________

Address:    _____
_______________
_______________

 The balance of the attached Warrant not so transferred shall be returned to the transferor in the form of a new Warrant reflecting such reduced amount.